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                                                                     EXHIBIT 4.6

                            COMMITMENT AND ACCEPTANCE

         This Commitment and Acceptance (this "Commitment and Acceptance") dated as of December 5, 2002, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July 30, 2002, by and among M.D.C. Holdings, Inc., as Borrower, Bank One, NA, as Administrative Agent, and the Banks that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "Credit Agreement").

         Pursuant to Section 2.5(d) of the Credit Agreement, Borrower has requested an increase in the Aggregate Commitment from $538,000,000 to $593,000,000 Such increase in the Aggregate Commitment is to become effective on December 5, 2002 (the "Increase Date"). In connection with such requested increase in the Aggregate Commitment, Borrower, Administrative Agent, Guaranty Bank ("Guaranty"), SunTrust Bank ("SunTrust") and Citicorp North America, Inc. ("Citicorp") hereby agree as follows:

         1. ACCEPTING BANK'S COMMITMENT. Effective as of the Increase Date, (a) Citicorp shall become a party to the Credit Agreement as a Bank, shall have all of the rights and obligations of a Bank thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the amount set forth opposite its name on the signature pages hereof, and (b) the Commitments of Guaranty and SunTrust under the Credit Agreement shall be increased from $50,000,000 and $25,000,000, respectively, to the amounts set forth opposite their respective names on the signature pages hereof.

         2. REPRESENTATIONS AND AGREEMENTS OF ACCEPTING BANK. Citicorp (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by Citicorp and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance, (ii) agrees that it will, independently and without reliance upon Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, (v) agrees that its payment instructions and notice instructions are as set forth in Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the commitment and acceptance hereunder are "plan assets" as defined under ERISA and



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that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         3. REPRESENTATION OF BORROWER. Borrower hereby represents and warrants that as of the date hereof and as of the Increase Date, no event or condition shall have occurred and then be continuing which constitutes a Default or Unmatured Default.

         4. GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         5. NOTICES. For the purpose of notices to be given under the Credit Agreement, the address of Citicorp (until notice of a change is delivered) shall be the address set forth in Schedule 1.




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         IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.


                                    BORROWER:

                                    M.D.C. HOLDINGS, INC.

                                    By: /s/ JOHN J. HEANEY
                                        ----------------------------------------
                                    Name: John J. Heaney
                                    Title: Senior Vice President

                                    ADMINISTRATIVE AGENT:

                                    BANK ONE, NA, as ADMINISTRATIVE AGENT

                                    By: /s/ ALLISON L. CRAYNE
                                        ----------------------------------------
                                    Name: Allison L. Crayne
                                    Title: Associate

COMMITMENTS:

$55,000,000                         GUARANTY BANK

                                    By: /s/ RANDALL S. REID
                                        ----------------------------------------
                                    Name: Randall S. Reid
                                    Title: Vice President

$50,000,000                         SUNTRUST BANK

                                    By: /s/ W. JOHN WENDLER
                                        ----------------------------------------
                                    Name: W. John Wendler
                                    Title: Director

$25,000,000                         CITICORP NORTH AMERICA, INC.

                                    By: /s/ DAVID BOUTON
                                        ----------------------------------------
                                    Name: David Bouton
                                    Title: Vice President



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